Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-120295, 333-112070, 333-100228, 333-86436, 333-65986, 333-51408, 333-45634) and Form S-3 (No. 333-115295) of LookSmart, Ltd. of our report dated March 5, 2004, except as to Note 20, which is as of December 15, 2004, relating to the financial statements, which appears in this Current Report on Form 8-K and our report dated March 5, 2004 relating to the financial statement schedule, which appears in LookSmart, Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PRICEWATERHOUSECOOPERS LLP
San Francisco, California

December 15, 2004

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